UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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8430 Spires Way

Frederick, Maryland 21701

October 19, 2022

Dear Shareholder:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of TOMI Environmental Solutions, Inc., which will be conducted in a virtual-only format on Monday, November 21, 2022, at 1:00 p.m., Eastern Time. You may participate in the annual meeting if you were a shareholder as of the close of business on Monday, October 17, 2022 or you hold a valid proxy for the meeting.

The Annual Meeting will be conducted in a virtual-only format via live webcast. Shareholders or their proxies can participate in, and vote at, and ask questions during the annual meeting by visiting https://www.cstproxy.com/tomimist/2022 and logging in with your voter control number shown on the accompanying proxy card.

We have opted to hold the Annual Meeting virtually in an effort to make it convenient and safe to attend. You will not be able to attend the Annual Meeting in person. We plan, however, to provide a brief overview of our business and provide and update as to our recent development. We also look forward to answering questions from shareholders at the end of the meeting. Accompanying this letter is a notice of annual meeting of shareholders and related proxy statement describing the business to be conducted at the Annual Meeting.

Your vote is important to us and your shares should be represented at the Annual Meeting whether or not you are able to virtually attend. Accordingly, I encourage you to vote in advance of the meeting, which you can do either by marking, signing, dating the accompanying proxy card and returning it to us using the enclosed postage-paid envelope, or by visiting the website shown on the accompanying proxy card and voting via the Internet.

On behalf of the Board of Directors, thank you for your continued support of TOMI.

Sincerely,
/s/ Halden S. Shane
Halden S. Shane
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Virtually at 1:00 p.m., Eastern Time, on Monday, November 21, 2022

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of TOMI Environmental Solutions, Inc., a Florida corporation (“TOMI,” the “Company” or “we”), which will be conducted in a virtual-only format on Monday, November 21, 2022, at 1:00 p.m., Eastern Time. You will not be able to attend the virtual Annual Meeting in person. Shareholders of record and beneficial owners of our common stock will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting https://www.cstproxy.com/tomimist/2022. To participate in the meeting, you must have your control number that is shown on your proxy card. The Annual Meeting is being held on a virtual-only basis for the purpose of considering and acting upon the following:

1.

to elect the director nominees named in the accompanying proxy statement to serve on our board of directors as a Class II director for a three-year term that will expire at our 2025 annual meeting of shareholders; and

2.	to ratify the selection of Rosenberg Rich Baker Berman & Co. as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

To consider and act upon other business that may properly come before the Annual Meeting and any postponements or adjournments thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

The board of directors has fixed the close of business on Monday, October 17, 2022, as the record date for determining the holders of our common stock and our cumulative $0.01 series A preferred stock entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only shareholders of record at the close of business on the record date are entitled to such notice and to vote, virtually or by proxy, at the Annual Meeting.

The proposals referred to above are more fully described in the accompanying proxy statement. An annual report to shareholders outlining our operations during the fiscal year ended December 31, 2021, accompanies this notice of annual meeting and the accompanying proxy statement.

Your vote is important. Our goal for the virtual Annual Meeting is to enable the largest number of our shareholders to participate in the meeting at the lowest cost to them, while providing substantially the same access to and exchange with our board of directors and management as an in-person meeting. To that end, we intend to observe best practices for virtual shareholder meetings, such as providing a redundant phone line to listen to the Annual Meeting in the case of technical difficulty and a toll-free technical support “help line” that can be accessed by any shareholder who requires technical or other assistance, ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would have at an in-person meeting, and posting a recording of the Annual Meeting shortly after the meeting. Additional information on how you can participate in the virtual Annual Meeting to the fullest extent is set forth in the accompanying proxy statement in the section titled “Questions and Answers About the Virtual Annual Meeting and Voting,” beginning on page 1 thereof.

Regardless of whether you expect to attend the meeting, your vote is important to us and your shares should be represented at the Annual Meeting. Accordingly, we encourage you to vote in advance of the meeting, which you can do either by marking, signing, dating the accompanying proxy card and returning it to us using the enclosed postage-paid envelope, or by visiting the website shown on the accompanying proxy card and voting via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Halden S. Shane
Halden S. Shane
Chief Executive Officer and Chairman of the Board
Frederick, Maryland
October 19, 2022

i

TOMI ENVIRONMENTAL SOLUTIONS, INC.

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Virtually at 1:00 p.m., Eastern Time, on Monday, November 21, 2022

The enclosed proxy is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of TOMI Environmental Solutions, Inc., a Florida corporation (“TOMI,” the “Company,” “we,” “us” or “our”), for use at the virtual 2022 annual meeting of shareholders (the “Annual Meeting”) to be held virtually at 1:00 p.m., Eastern Time, on Monday, November 21, 2022, or at any postponements or adjournments of the Annual Meeting, for the purposes set forth in this proxy statement (this “Proxy Statement”) and in the accompanying notice of annual meeting of shareholders.

We are providing these materials to holders of record of our common stock, $0.01 par value per share (the “Common Stock”), and/or our cumulative $0.01 series A preferred stock, $0.01 par value per share (“Series A Preferred Stock” and, together with the Common Stock, “Voting Stock”), at 5:00 p.m., Eastern Time, on October 17, 2022 (the “Record Date”) and are first mailing the materials on or about October 19, 2022.

The Annual Meeting will be conducted in a virtual-only format via live webcast, which you can access by visiting https://www.cstproxy.com/tomimist/2022 and logging in with your voter control number shown on the accompanying proxy card.

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our shareholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our shareholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a shareholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see the section titled “Whom should I contact with other questions?” below.

Why am I receiving these materials?

We are providing this Proxy Statement and the accompanying materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. You received these materials because you held shares of our Voting Stock on the Record Date and are entitled to vote at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to virtually attend the Annual Meeting to vote your shares of Voting Stock. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Regardless of whether you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our shareholders will be asked to consider and vote upon the matters described in this Proxy Statement and any other matters that properly come before the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held in a virtual-only format via live webcast at 1:00 p.m., Eastern Time on Monday, November 21, 2022. Shareholders of record, and beneficial owners of our Voting Stock who register for the meeting in advance, will be able to participate in, and vote at, and ask questions during the annual meeting by visiting https://www.cstproxy.com/tomimist/2022 and logging in with your voter control number shown on the accompanying proxy card.

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Why is the Annual Meeting being held virtually?

The Annual Meeting is being held in a virtual-only format in order to enable participation by the broadest number of shareholders possible, to save costs compared to a physical meeting, and to keep everyone safe in light of the global COVID-19 pandemic. We also believe that a virtual format will enable shareholders to participate in the Annual Meeting more easily.

What if I have technical or other “IT” problems logging into or participating during the Annual Meeting webcast?

We have established a toll-free technical support “help line” that can be accessed by any shareholder who experiences any problems logging into or participating during the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the toll-free telephone number that will be shown on the login page for the virtual Annual Meeting and a member of the technical support team will assist you.

How can I participate and ask questions at the Annual Meeting?

We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would have at an in-person meeting. In order to submit a question at the Annual Meeting, you will need to login to the webcast using your control number that is printed on the proxy card that you received in the mail. Once you are logged in, you may submit questions online before and during the Annual Meeting. We encourage you to submit any question that is relevant to the business of the meeting. All appropriate questions asked during the Annual Meeting will be read and addressed during the meeting. Shareholders are encouraged to login to the webcast at least 15 minutes prior to the scheduled start time of the Annual Meeting to test their internet connectivity.

How do I attend a Virtual Annual Meeting?

As a registered shareholder, you received a notice and access instruction form or proxy card from Continental Stock Transfer. Both forms contain instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer by phone at (917) 262-2373, or email at proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting October 31, 2022 at 9:00 a.m. Eastern Time. To pre-register, enter https://www.cstproxy.com/tomimist/2022 into your browser and enter your control number, name and email address. Once you pre-register, you can vote or enter questions in the chat box. At the start of the meeting, you will need to re-login using your control number.

Beneficial owners, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting, you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote, Continental Stock Transfer will issue you a guest control number with proof of ownership. In either case, you must contact Continental Stock Transfer for specific instructions on how to receive the control number. Continental Stock Transfer may be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen to the meeting by dialing (800) 450-7155, or outside the U.S. and Canada +1 (857) 999-9155 (standard rates apply), and, when prompted, entering the pin number 4068038#. Calling this line will not allow you to vote or enter questions during the meeting.

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What is a “proxy”?

The term “proxy,” when used with respect to a shareholder, refers to either a person or persons legally authorized to act on the shareholder’s behalf or a format that allows the shareholder to vote without attending the virtual Annual Meeting. Because it is important that as many shareholders as possible be represented at the Annual Meeting, the Board is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on your proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to Elissa J. Shane (the “Proxy Holder”), which means you will authorize Ms. Shane, as the Proxy Holder, to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the shareholder’s specific instructions.

What proposals will be voted on at the Annual Meeting?

Shareholders will vote on the following proposals at the Annual Meeting:

1.

to elect the director nominees named in the accompanying proxy statement to serve on the Board as a Class II director for a three-year term that will expire at our 2025 annual meeting of shareholders (Proposal 1); and

2.	to ratify the selection of Rosenberg Rich Baker Berman & Co. as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

What if another matter is brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card will authorize the Proxy Holder to vote on such matters in accordance with his best judgment.

Who is entitled to vote at the Annual Meeting?

Shareholders of record at 5:00 p.m., Eastern Time, on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 19,763,955 shares of our Common Stock and 63,750 shares of our Series A Preferred Stock outstanding, each of which is entitled to one vote. Shareholders are not entitled to cumulative voting rights in the election of directors. As a result, up to a total of 19,827,705 votes can be cast on each matter presented for consideration at the Annual Meeting.

What does it mean to be a “shareholder of record”?

If, at 5:00 p.m., Eastern Time, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a “shareholder of record.” As a “shareholder of record,” you may vote at the virtual Annual Meeting or vote by proxy. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the accompanying proxy card.

What does it mean to be a “beneficial owner” of shares held in “street name”?

If, at 5:00 p.m., Eastern Time, on the Record Date, your shares of Voting Stock were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account by following the instructions printed on the voting instruction form received from the broker holding such shares.

How do I vote if my shares are held in “street name”?

If your shares of Voting Stock are held in “street name,” you will need to contact Continental Stock Transfer to receive a control number. You may contact Continental Stock Transfer by phone at (917) 262-2373, or email at proxy@continentalstock.com.

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If I hold my shares in street name and fail to provide specific voting instructions to the bank, broker or other institution holding such shares on my behalf, will my shares still get voted?

Not on all matters. If you hold your shares of Voting Stock in street name and want a vote to be cast on your behalf for all proposals described in this Proxy Statement, you must submit your specific voting instructions to the bank, broker or other institution holding such shares on your behalf in response to the voting instruction form you receive from such broker.

What is a “broker non-vote”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks the authority to vote the shares at their discretion. Under applicable rules, brokers do not have the authority to elect the director nominees to serve on the Board as a Class II directors. As such, a broker may not vote your shares with respect to such proposals, or any other non-discretionary matters, without your instructions. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the shareholder voting on these important matters.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting and transact business. A quorum will be present at the Annual Meeting if shareholders holding shares of Voting Stock representing a majority of the votes entitled to be cast at the Annual Meeting are present or represented by proxy at the Annual Meeting. On the Record Date, there were 19,763,955 shares of our Voting Stock outstanding, each of which is entitled to one vote. As such, shareholders holding at least 9,881,978 shares of Voting Stock must be present or represented by proxy at the Annual Meeting in order to constitute a quorum.

We count proxies marked “withhold authority,” as to any director nominee or “abstain,” as to any other proposal, for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How do I vote my shares?

Shareholders of record can vote by proxy or by attending the Annual Meeting and voting, each of which method is further described below. If you elect to vote by proxy, you can do so via the Internet or by mail, and your shares will be voted by the Proxy Holder.

•

Voting by Internet. If you are a registered shareholder, you may use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you log on and follow the instructions included with your proxy card. You are encouraged to vote electronically via the Internet. If you vote via the Internet, you do not need to return your proxy card. If your shares are held in “street name,” please follow the instructions provided on the proxy card or the voting instruction card provided to you by your broker, bank or other nominee, as applicable, to determine whether you will be able to vote via the Internet. If you need assistance in revoking your proxy or changing your vote, please call us at (800) 525-1698.

•

Voting by Mail. To vote by mail, please sign, date and return to us as soon as possible the enclosed proxy card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted by the Proxy Holder as instructed on such proxies. If you vote via the Internet as described above, you need not also mail a proxy to us.

•

Voting at the Annual Meeting. If you are a shareholder of record, you may attend the Annual Meeting and vote and submit questions during the meeting via the virtual meeting website located at https://www.cstproxy.com/tomimist/2022. Instructions on how to attend and participate via the Internet are included in this Proxy Statement and the accompanying materials.

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YOUR VOTE IS IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Annual Meeting, so that your vote will be counted in the event you later decide not to attend the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend the virtual Annual Meeting. If you are the beneficial owner of shares of Voting Stock held in “street name,” you must obtain a legal proxy, executed in your favor by your broker, bank or other nominee, in order to vote at the Annual Meeting, and you should refer to the information provided by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the virtual Annual Meeting to vote your shares.

Can I revoke a previously delivered proxy or change my vote after I deliver my proxy?

Yes. You may revoke a previously delivered proxy by delivering another properly completed proxy with a later date (including any subsequent proxy delivered via the Internet) or by delivering written notice of revocation of your proxy to TOMI Environmental Solutions, Inc., 8430 Spires Way, Frederick, Maryland 21701, Attention: Corporate Secretary, in each case, before the exercise of the previously delivered proxy at the Annual Meeting. You may also revoke your proxy by participating in and voting your shares the virtual Annual Meeting. Attending the virtual Annual Meeting will not by itself cause your previously granted proxy to be revoked. If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your proxy.

What vote is required to approve the Proposals?

Assuming the presence of a quorum at the Annual Meeting:

Proposal		Vote Required	Broker Discretionary Voting Allowed?
Proposal 1:	Election of Class II directors

Each Class II director will be elected by a plurality of the votes cast “FOR” a director nominee’s election, such that the two director nominees receiving the most “FOR” votes will be elected as the two Class II directors until the next time Class II directors are up for election again or until their respective successors are duly elected and qualified. Withhold Authority and broker non-votes (as described below) will not have any effect on the election of directors..

No
Proposal 2:	Ratification of the appointment of Rosenberg Rich Baker Berman & Co. as our independent registered public accounting firm	The votes cast “FOR” the matter must exceed the votes cast “AGAINST” the matter.	Yes

For purposes of Proposal 1, proxies marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and, as such, will not have an effect in determining the election results. Similarly, abstentions will have no effect on the outcome of this proposal.

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Proposal 2 will require the affirmative vote of a majority of the shares virtually present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this proposal, and will have the same effect as votes against such proposal.

Proposal 2 is a “discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to Proposal 2, your broker may use its discretion to vote your uninstructed shares on Proposal 2. A failure by your broker to vote your uninstructed shares on this Proposal will result in an abstention, which will have the same effect as a vote against Proposal 2.

Proposal 1 is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to such proposal, your broker is not permitted to vote on such proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect in determining the outcome of such proposal.

Are there any appraisal rights or dissenters’ rights?

Under the Florida Business Corporation Act (the “FBCA”), our shareholders are not entitled to dissenters’ or appraisal rights with respect to any of the proposals.

How does the Board recommend that I vote?

The Board recommends that you vote:

•

“FOR” the election of each of the director nominees named in this Proxy Statement to serve on the Board as a Class II director for a three-year term that will expire at our 2025 annual meeting of shareholders (Proposal 1); and

•	“FOR” the ratification of the selection of Rosenberg Rich Baker Berman & Co. as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

If I give a proxy, how will my shares be voted?

Proxy cards received by us before the Annual Meeting that are properly executed and dated will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting, and you will be able to revoke your proxy until it is voted at the postponed or adjourned meeting.

If you properly execute and date your proxy card but do not include voting instructions, your proxy card will be voted in accordance with the recommendation of the Board on all matters presented in this Proxy Statement. If you vote via the Internet using the website noted on your proxy card, you do not need to return your proxy card.

What if other matters are voted on at the Annual Meeting?

With respect to any other matter that properly comes before the Annual Meeting, shares represented by valid proxies will be voted by the Proxy Holder in accordance with the Proxy Holder’s best judgment and in the manner the Proxy Holder believes to be in our best interests. For example, if you do not give instructions on your proxy card or by Internet, and a nominee for director listed on the proxy card withdraws before the Annual Meeting (which is not now anticipated), your shares will be voted by the Proxy Holder for any substitute nominee nominated by the Board. On the date this Proxy Statement was filed with the SEC, the Board did not know of any other matter to be brought before the Annual Meeting.

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How will my shares be voted if I mark “Abstain” on my proxy card?

We will count a properly executed proxy card marked “ABSTAIN” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.

What does it mean if I receive more than one proxy card?

If you hold your shares of Voting Stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please vote using each proxy card you receive or, if you vote via the Internet, you will need to enter each of the voter control numbers shown on your proxy cards. Remember, you may vote via the Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the date of the Annual Meeting.

When are shareholder proposals due for the next annual meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any shareholder desiring to include a proposal in our proxy statement with respect to our 2022 annual meeting of shareholders should arrange for such proposal to be delivered to our corporate headquarters at TOMI Environmental Solutions, Inc., 8430 Spires Way, Frederick, Maryland 21701, Attention: Corporate Secretary, no later than June 21, 2023, in order to be considered for inclusion therein. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC. Although the Board will consider shareholder proposals, we reserve the right to omit from our proxy statement, or to recommend votes against, shareholder proposals that we are not required to include under Rule 14a-8 under the Exchange Act.

Who is paying for this proxy solicitation?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy cards and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to brokerage firms, banks, dealers and other similar organizations holding in their names shares of Voting Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Voting Stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to the mailing of this Proxy Statement, the solicitation of proxies or votes may be supplemented by telephone, electronic communication, or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to our directors, officers or other employees for such services.

Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, please contact our investor relations department either by telephone at (800) 525-1698 or by email to info@tomimist.com.

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PROPOSAL 1:

ELECTION OF CLASS II DIRECTORS

The Board currently consists of five directors and one vacancy divided into three classes, with each class holding office for a three-year term. Each director serves until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Two Class II directors will be elected to the Board at the Annual Meeting and, upon such election, there will be five directors serving on the Board, as there is presently a vacancy on the Board in a seat reserved for a Class III director.

Upon the recommendation of the Nominating and Governance Committee of the Board, the Board has nominated each of Walter C. Johnsen and Kelly J. Anderson for re-election at the Annual Meeting, each to serve for a three-year term that will expire at our 2025 annual meeting of shareholders. Mr. Johnsen and Ms. Anderson have consented to serve if elected. If one or both individuals becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the Proxy Holder will vote for the substitute nominee or nominees designated by the Board. The Board has no reason to believe that Mr. Johnsen or Ms. Anderson will be unable to serve. There are no agreements or understandings pursuant to which Mr. Johnsen or Ms. Anderson, or any of our other directors, was selected to serve as a director.

All of our directors are expected to attend the virtual Annual Meeting.

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INFORMATION ABOUT THE CLASS II DIRECTOR NOMINEES

The following section provides information regarding each of the Class II director nominees, including his or her age, the month and year in which each he or she first became one of our directors, the class of our directors to which he or she has been elected, each committee of the Board on which he or she serves, his or her professional experience during the past five years, any directorships with other public companies or registered investment companies currently or at any time during the past five years held by him or her, and a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that he or she should serve as one of our directors.

Name	Age	Class	Serving Since
Walter C. Johnsen(1)(2)(3)(5)	71	Class II	January 2016
Kelly J. Anderson(2)(3)(4)	54	Class II	January 2016

____________________

(1)	Chairperson of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Governance Committee.

(4)	Chairperson of the Audit Committee.

(5)	Chairperson of the Nominating and Governance Committee.

Walter C. Johnsen

Mr. Johnsen has been one of our directors since January 29, 2016. Since January 1, 2007, Mr. Johnsen has served as Chairman of the Board and Chief Executive Officer of Acme United Corporation, a leading worldwide supplier of innovative branded cutting, measuring and safety products in the school, home, office, hardware & industrial markets. From November 30, 1995 to December 31, 2006, he held the titles of President and Chief Executive Officer at Acme United. Mr. Johnsen previously served as Vice Chairman and a principal of Marshall Products, Inc., a medical supply distributor. Mr. Johnsen holds a Bachelor of Science in Chemical Engineering and a Master of Science in Chemical Engineering from Cornell University, and a Master of Business Administration from Columbia University. The Board concluded that Mr. Johnsen’s business and operations experience allows him to serve as one of our directors.

Kelly J. Anderson

Ms. Anderson has been one of our directors since January 29, 2016. Ms. Anderson is the Chief Executive Officer of CXO Executive Solutions, LLC, a provider of executive services. Between 2015 and July 2020, Ms. Anderson served a partner in C Suite Financial Partners, a financial consulting services company dedicated to serving private, public, private equity, entrepreneurial, family office and government-owned firms in all industries. Ms. Anderson is an inactive California CPA and a 1989 graduate of the College of Business and Economics at California State University, Fullerton. The Board concluded that Ms. Anderson’s experience in finance qualifies her to serve as one of our directors.

Vote Required

The two Class II director nominees receiving the highest number of votes “FOR” their election at the Annual Meeting shall be elected to the Board. Abstentions and broker non-votes will have no effect in determining the results of the voting on the Class II director nominees at the Annual Meeting.

Proxies received in response to this solicitation will be voted “FOR” the election of Mr. Johnsen and Ms. Anderson to the Board, unless otherwise specified in the proxy. If a Class II director nominee is unable or refuses to serve as a director, then the Proxy Holder will vote “FOR” the election of the substitute nominee or nominees designated by the Board, unless otherwise specified in the proxy.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

9

CONTINUING DIRECTORS

The following section provides information regarding each of our continuing directors, including his or her age, the month and year in which each he or she first became one of our directors, the class of our directors to which he or she has been elected, each committee of the Board on which he or she serves as of November 17, 2021, his or her professional experience during the past five years, any directorships with other public companies or registered investment companies currently or at any time during the past five years held by him or her, and a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that he or she should serve as one of our directors.

Name	Age	Class	Serving Since
Halden S. Shane(3)	77	Class III	January 2007
Lim Boh Soon(1)(2)(3)	66	Class I	January 2018
Elissa J. Shane(3)	42	Class I	July 2021

____________________

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Governance Committee.

(3)	The term of our Class III directors will expire at our 2023 annual meeting of shareholders and the terms of our Class I director will expire at our 2024 annual meeting of shareholders.

Dr. Halden S. Shane

Dr. Shane has been our Chief Executive Officer and Chairman of the Board since October 15, 2007, when we commenced our current operations. Dr. Shane also served as President and CEO of Tiger Management International, a private management company that deals in business management of private and public companies. Dr. Shane resigned all positions and closed Tiger Management International in 2009. Dr. Shane was founder and CEO of Integrated Healthcare Alliance, Inc. and also founder and General Partner of Doctors Hospital West Covina, California. Prior thereto, Dr. Shane practiced Podiatric Surgery specializing in ankle arthroscopy. Dr. Shane received his Bachelor of Science degree from the University of Miami in 1969, his Bachelor of Medical Science degree from California College of Podiatric Medicine in 1971, and his Doctor of Podiatric Medicine Degree from the California College of Podiatric Medicine in 1973. He is Board Certified by the American Board of Podiatric Surgery, American Board of Orthopedics, and the American Board of Quality Assurance and Review. Dr. Shane brings to our Board experience in the medical and finance industries.

Dr. Lim Boh Soon

Dr. Lim has served as a member of the Board since January 2018. Dr. Lim has more than 25 years of experience in the banking and finance industry. For more than the past five years, he has been a fellow of the Singapore Institute of Directors and is currently an independent non-executive director on the board of three publicly listed companies on the Singapore Stock Exchange. Dr. Lim has served in various directorship roles throughout the past including with CSE Global Limited until April 2017, Across Asia Limited (Cayman Islands) until August 2017, and OUE Commercial REIT Management Private Limited until September 2019. In addition to his role with Tomi Environmental Solutions Inc., Dr. Lim holds current directorship positions with the following companies, V.S. Industry Berhad, OUE Limited, Katharos Group Pte. Ltd., Katharos Holdings Pte. Ltd., Katharos Technologies Pte. Ltd., Arise Asset Management Pte, Ltd., Jumbo Group Limited, TPT Corporation (Cayman Islands), Asri Asset Management Pte. Ltd., EpicQuant Pte. Ltd., Kairos Asia Outreach, and TML FinTech Pte. Ltd. Further, Dr. Lim has worked in various senior management positions for several regional and multi-national organizations, including UBS Capital Asia Pacific Limited, The NatSteel Group, Rothschild Ventures Asia Limited and The Singapore Technologies Group. Dr. Lim was also a member of the Regional Investment Committee for UBS AG in Asia. Dr. Lim graduated with a First-Class Honors in Mechanical Engineering from The University of Strathclyde in the United Kingdom (formerly The Royal College of Science & Technology) in 1981 and obtained his Doctor of Philosophy in Mechanical Engineering from The University of Strathclyde in the United Kingdom in 1985. We believe that Dr. Lim’s experience as a director of public companies and in the finance industry qualifies him to serve on the Board.

Elissa J. Shane

Ms. Shane has been our Chief Operating Officer since January 2018 and has served as a member of the Board since July 2021. Previously, she served as our Chief Regulatory and Compliance Officer from September 2015 to December 2017 and as our Corporate Secretary in 2016. From January 2014 to September 2015, Ms. Shane served as a paralegal with Levi Lubarsky Feigenbaum & Weiss LLP, where she worked with the firm’s managing partners and staff attorneys and directed all operational aspects of the litigation cycle from inception through appeal. From September 2009 to January 2014, she served as a paralegal with Olshan Frome Wolosky LLP, where she managed all regulatory and compliance issues, litigation procedures and advertising and promotional matters. Ms. Shane received a B.A. in Psychology and Communications with a minor in Economics from the University of Southern California in 2001. We believe that Ms. Shane’s experience, expertise and knowledge of our day-to-day business operations will contribute significantly to the Board’s oversight functions of our company.

10

CORPORATE GOVERNANCE

Under our bylaws, the number of directors of the Company shall be not less than three or more than seven, as fixed from time to time by the shareholders or the Board. The Board has fixed the number of directors at six directors. The Board currently consists of five directors and is divided into three classes, with each class holding office for a three-year term. Two Class II directors will be elected to the Board at the Annual Meeting and, upon such election, there will be five directors serving on the Board, as there is presently a vacancy on the Board in a seat reserved for a Class III director. Our bylaws provide that our directors will hold office until their successors have been duly elected and qualified, or until their earlier resignation or removal. The Board is responsible for our business and affairs and considers various matters that require its approval.

Our Common Stock is currently quoted on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TOMZ.” We are required to comply with the applicable Nasdaq listing standards as noted below.

Independence of the Board

As required by the listing requirements and rules of Nasdaq, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board annually reviews all relevant business relationships that any director or director nominee may have with us, our affiliates, and other companies. The Board also considers significant non-business relationships disclosed to us. As a result of its annual review and based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family and other relationships, the Board has affirmatively determined in 2021 that each of Mr. Johnsen, Ms. Anderson, and Dr. Lim do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable the rules of the SEC and the listing standards of Nasdaq and any other applicable laws or regulations.

In making these determinations, the Board considered the current and prior relationships that each non-employee director and director nominee, or any of his or her family members, has with us, our management and our independent auditors, and all other facts and circumstances deemed relevant in determining their independence, including any relationships described under the heading “Certain Relationships and Related Transactions—Transactions with Related Persons.”

Meetings of the Board

During the fiscal year ended December 31, 2021, the Board met 4 times and took action by unanimous written consent 3 times. Each incumbent director serving during the fiscal year ended December 31, 2021 attended at least 100% of all Board and applicable committee meetings during the period that he or she served as a director.

We make every effort to schedule our annual meeting of shareholders at a time and date to maximize attendance by directors, taking into account our directors’ schedules. All directors are strongly encouraged to make every effort to attend our annual meeting of shareholders, absent an unavoidable and irreconcilable conflict. All of our directors who were serving at the time of our 2021 annual meeting attended such meeting.

Information Regarding Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each such committee operates under a charter that has been approved by the Board. We intend to appoint persons to the Board and its committees as required from time to time to satisfy the corporate governance requirements of the Nasdaq listing rules. Below is a description of each committee as of November 17, 2021.

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Audit Committee

Our Audit Committee was established in June 2009 and currently is comprised of Ms. Anderson, Mr. Johnsen and Dr. Lim. Ms. Anderson serves as chairperson of the Audit Committee. The Audit Committee operates under a written charter, which can be found on the corporate governance section of our investor relations website at http://investor.tomimist.com/TOMZ. The purpose of the Audit Committee is to assist the Board in monitoring the integrity of our annual, quarterly and other financial statements, the independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee also reviews and approves all related-party transactions.

The Board has determined that each of the members of our audit committee satisfies the Nasdaq listing standards and the SEC independence requirements. Further, the Board has determined that Ms. Anderson qualifies as an audit committee financial expert within the meaning of SEC regulations and meets Nasdaq’s financial sophistication requirements. In making this determination, the Board has considered Ms. Anderson’s extensive financial experience and business background.

The Audit Committee met 4 times during the fiscal year ended December 31, 2021.

Compensation Committee

The Compensation Committee was established in February 2011 and currently consists of Mr. Johnsen, Ms. Anderson and Dr. Lim. Mr. Johnsen serves as chairperson of the Compensation Committee. The Compensation Committee operates under a written charter, which can be found on the corporate governance section of our investor relations website at http://investor.tomimist.com/TOMZ. The purpose of the Compensation Committee is to assist the Board in determining appropriate compensation levels for our executive officers; evaluating officer and director compensation plans, policies and programs; reviewing benefit plans for officers and employees; and producing the report required by applicable rules and regulations of the SEC and other applicable regulatory bodies for inclusion in our annual proxy statement. In addition, the Compensation Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with our bylaws and applicable laws and regulations.

The Board has determined that each of the members of our Compensation Committee satisfies the Nasdaq listing standards and the SEC independence requirements, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee met 2 times during the fiscal year ended December 31, 2021.

For additional information regarding the Compensation Committee’s consideration and determination of executive officer and director compensation, see the section entitled “Compensation Discussion and Analysis” and “Director Compensation” of this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee was established in January 2016 and currently consists of Mr. Johnsen and Dr. Lim. Mr. Johnsen serves as chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee operates under a written charter, which can be found on the corporate governance section of our investor relations website at http://investor.tomimist.com/TOMZ. The purpose of the Nominating and Governance Committee is to identify individuals qualified to become members of the Board and to recommend such individuals to the Board to be Board nominees for directors, as well as to develop and recommend to the Board corporate governance principles, to recommend Board committee membership and responsibilities, and to oversee the evaluation of the Board, its committees and management. In addition to other powers and responsibilities, the Nominating and Governance Committee will (i) identify individuals whom it believes are qualified to become Board members in accordance with applicable criteria, and recommend that the Board select such individuals as nominees to stand for election at each annual meeting of shareholders; (ii) review and evaluate all persons properly recommended by shareholders to be Board nominees; (iii) evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the Board; (iv) in the case of a Board vacancy, recommend to the Board in accordance with applicable criteria an individual to fill such vacancy either through election by the Board or through election by our shareholders; (v) review the independence of our directors; (vi) review reports and disclosures of insider and affiliated party transactions and make recommendations to the Board regarding such transactions; (vii) evaluate periodically the desirability of, and recommend to the Board, any changes in the size, composition, organization and operational structure of the Board; (viii) review annually membership and responsibilities of Board committees and recommend to the Board any changes that may be appropriate; and (ix) conduct an annual performance evaluation of the Nominating and Governance Committee.

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The Board has determined that each of the members of our Nominating and Governance Committee satisfies the Nasdaq listing standards and the SEC independence requirements.

The Nominating and Governance Committee identifies potential director candidates through a variety of sources, including recommendations made by members of the Board and members of our executive management. When appropriate, the Nominating and Governance Committee may retain a search firm to identify director candidates.

The Nominating and Governance Committee charter provides that the committee will consider, among other things, the applicable requirements for directors under the Exchange Act, the listing standards of Nasdaq and applicable state law in evaluating potential director candidates. Additionally, the Nominating and Governance Committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including:

•	his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience;

•	his or her reputation in the business community;

•	the interplay of the candidate’s experience with the experience of other Board members; and

•	the extent to which the candidate would be a desirable addition to the Board and any committees.

The Nominating and Governance Committee reviews and assesses at least annually the skills and characteristics of Board members, as well as the composition of the Board as a whole. The Nominating and Governance Committee’s assessment includes a review of our directors’ respective independence qualifications, skills and experience in the context of the needs of the Board. Additionally, the Nominating and Governance Committee considers diversity of the Board members’ skill and experience in areas that are relevant to our business and activities, including operations, finance, marketing and sales. The Board does not, however, have a formal policy regarding racial/ethnic, gender or other diversity of director candidates, but considers diversity as a factor in evaluating such candidates.

In assessing the composition of the Board, the Nominating and Governance Committee considers the Board’s current and anticipated needs, and seeks to maintain an appropriate balance of different business backgrounds, skills and expertise based on the nature and requirements of our business. In evaluating potential director candidates, the Nominating and Governance Committee considers all relevant information regarding such candidates, including the membership criteria stated above, and whether such candidates would meet the Nominating and Governance Committee’s objectives for the overall composition of the Board, as well as the candidates’ ability and willingness to devote adequate time to Board responsibilities. When appropriate, the Nominating and Governance Committee will recommend qualified candidates for nomination by the entire Board.

The Nominating and Governance Committee met 1 time during the fiscal year ended December 31, 2021.

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Code of Ethics

The Board adopted a Code of Ethics in 2008 applies to, among other persons, Board members, officers including our Chief Executive Officer, contractors, consultants and advisors. Our Code of Ethics, which is available at http://investor.tomimist.com/TOMZ, sets forth written standards designed to deter wrongdoing and to promote:

•	honest and ethical conduct including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

Insider Trading and Confidentiality Policy

We have adopted an insider trading and confidentiality policy that prohibits our directors, officers, employees, contractors and consultants from engaging in hedging or monetization transactions involving our securities.

Board Leadership Structure

The Board has not adopted a policy on whether the same individual should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should maintain the flexibility to make such determinations in the manner that it believes best provides appropriate leadership for us at the relevant time. The Board believes that its current leadership structure, with Dr. Shane serving as both Chief Executive Officer and Chairman of the Board, is appropriate for us at this time because the combined role of the Chief Executive Officer and Chairman provides a clear chain of command to execute our strategic initiatives and business plans and allows such individual to serve as a bridge between management and the Board, which facilitates the regular flow of information.

Board Role in Risk Oversight

The Company’s risk assessment and management function is led by the Company’s senior management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from our Board and its committees.  The Board and its committees regularly liaises with management to assess and manage our major risk exposures, the potential impact of such risks on our business and the steps we should take to mitigate or manage such risks. The Board’s risk oversight process complements and supplements management’s risk assessment and mitigation processes, which include reviews of strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The risk oversight process also includes receiving reports from committees of the Board and members of senior management to enable the Board to understand our risk identification, management and mitigation strategies with respect to areas of potential material risk.

Central to our Board’s oversight function is our Audit Committee.  In accordance with our Audit Committee Charter, our Audit Committee is responsible for the oversight of the financial reporting process and internal controls.  In this capacity, our Audit Committee is responsible for reviewing and evaluating guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.  The Audit Committee’s risk management process involves direct communication with our independent registered public accounting firm and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Nominating and Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each of our committees is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks and matters involving significant risk are considered by the Board as a whole.

The Audit Committee is responsible for periodically reviewing our policies with respect to risk assessment and risk management.  The Board has adopted, based on a recommendation from the Audit Committee, a written policy for how the Company’s internal audit department will treat aged accounts receivables.

14

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence TOMI Environmental Solutions, Inc., 8430 Spires Way, Frederick, Maryland 21701, Attention: Chief Executive Officer. The envelope should indicate that it contains a shareholder communication.

All correspondence received is opened and screened for security purposes. Our Corporate Secretary reviews such correspondence and provides the Board at each of its meetings with a summary of all such correspondence and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board or that otherwise requires their attention. The Corporate Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Diversity Matrix (As of October 17, 2022)

Total Number of Directors:			5
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors’ Gender:	2	3	-	-
Number of Directors who identify in any of the categories below:
	-	-	-	-
African American or Black	-	-	-	-
Alaskan Native	-	-	-	-
Asian	-	1	-	-
Hispanic	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

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REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to assist the Board in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Audit Committee to fulfill its responsibility with respect to financial matters are:

•	to appoint, evaluate, and, as the Audit Committee may deem appropriate, terminate and replace our independent registered public accountants;

•	to monitor the independence of our independent registered public accountants;

•	to determine the compensation of our independent registered public accountants;

•	to pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by our independent registered public accountants;

•	to review our risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	to monitor the integrity of our financial reporting processes and systems of control regarding our finance, accounting, legal compliance and information systems; and

•	to facilitate and maintain an open avenue of communication among the Board, our management and our independent registered public accountants.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Audit Committee discussed with our independent registered public accountants, Rosenberg Rich Baker Berman & Co., the overall scope and process for its audit. The Audit Committee has met with Rosenberg Rich Baker Berman & Co., with and without management present, to discuss the results of its examinations and the overall quality of our financial reporting.

The Audit Committee has discussed with Rosenberg Rich Baker Berman & Co. its judgments about the quality, in addition to the acceptability, of our accounting principles as applied in our financial reporting, as required by applicable rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee also has received a letter from Rosenberg Rich Baker Berman & Co. that is required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Rosenberg Rich Baker Berman & Co. their independence.

The Audit Committee has met and held discussions with management. The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted,

Kelly J. Anderson, Committee Chairperson

Lim Boh Soon

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NON-EMPLOYEE DIRECTOR COMPENSATION

Each of our non-employee directors receives cash fees and stock as compensation for their service on the Board and the committees of the Board on which they are a member, in each case under individual director agreements that are described in the footnotes to the table below. The table below sets forth the compensation earned by each non-employee director during the fiscal year ended December 31, 2021. We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the Director Compensation disclosure requirements applicable to smaller reporting companies.

Name	Fees Earned or Paid in Cash($)	Stock Awards(1)($)	All Other Compensation($)	Total($)
Harold Paul(1)	33,333	52,625	99,000	132,333
Walter Johnsen(2)	40,000	52,625	—	92,625
Kelly J. Anderson(3)	45,000	52,625	—	97,625
Lim Boh Soon(4)	40,000	52,625	—	92,625

____________________

(1)

Mr. Paul also received $99,000 in cash compensation in exchange for legal services rendered during 2021. In January 2021, we issued Mr. Paul 12,500 shares of common stock that were valued at $52,625. Mr. Paul resigned from his position as a director with the company on August 2, 2021.

(2)

Mr. Johnsen was elected to the Board on January 29, 2016. The term of his agreement as director commenced on February 1, 2016 for up to two years and until a successor is elected, or resignation or removal. Mr. Johnsen was re-elected to the board for a 3-year term at our 2019 annual meeting. Our agreement with Mr. Johnsen provides for an annual fee in the amount of $40,000 paid on a quarterly basis and an annual grant of shares of common stock. In January 2021, we issued Mr. Johnsen 12,500 shares of common stock that were valued at $52,625.

(3)

Ms. Anderson was elected to the Board on January 29, 2016 and serves as the chairperson of our Audit Committee. The term of her agreement as director commenced on February 1, 2016 for up to two years and until a successor is elected, or resignation or removal. Ms. Anderson was re-elected to the board for a 3-year term at our 2019 annual meeting. Our agreement with Ms. Anderson provides for an annual fee in the amount of $45,000 paid on a quarterly basis and an annual grant of shares of common stock. In January 2021, we issued Ms. Anderson 12,500 shares of common stock that were valued at $52,625.

(4)

Mr. Lim was elected to the Board on January 29, 2018. The term of his agreement as director commenced on February 1, 2018 for up to three years unless re-elected or until a successor is elected, or resignation or removal. Mr Lim was re-elected to the board for a 3-year term at our 2021 annual meeting. Our agreement with Mr. Lim provides for an annual fee in the amount of $40,000 paid on a quarterly basis and an annual grant of shares of common stock. In January 2021, we issued Mr. Lim 12,500 shares of common stock that were valued at $52,625.

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INFORMATION REGARDING OUR EXECUTIVE OFFICERS

The following table identifies our current executive officers, their respective offices and positions and their respective dates of appointment:

Name	Age	Positions Held	Date of Appointment
Halden S. Shane	77	Chief Executive Officer and Chairman of the Board	October 15, 2007
Nick Jennings	44	Chief Financial Officer	October 1, 2014
Elissa J. Shane	42	Chief Operating Officer	January 1, 2018

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers, except that Elissa J. Shane, our Chief Operating Officer and a director, is the daughter of Halden S. Shane, our Chief Executive Officer and Chairman of the Board. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.

Business Experience

The business experience of our directors, including executive officers serving as directors, is provided under “Information About the Class II Director Nominees” in Proposal 1 and “Continuing Directors” above. The business experience of executive officers who are not also directors is described below.

Nick Jennings, Chief Financial Officer

Mr. Jennings has been our Chief Financial Officer since October 2014. From July 2014 until his employment by the Company, Mr. Jennings was self-employed and provided consulting, accounting and tax compliance services to private-owned companies. From November 2006 until June 2014, Mr. Jennings was a senior manager at Richardson Kontogouris Emerson LLP, where he worked with various public and private companies providing services a variety of business areas including tax compliance, tax consulting, general accounting, and business assurance. He is a graduate of Loyola Marymount College with a degree in accounting and is a member of the American Institute of Certified Public Accountants.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Voting Stock as of October 17, 2022, for:

•	each person (or group of affiliated persons) known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock or Series A Preferred Stock.

•	each of our directors and nominees for election to the Board;

•	each of our executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Voting Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 19,763,955 shares of Common Stock and 63,750 shares of Series A Preferred Stock outstanding on October 17, 2022. In computing the number of shares of Voting Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Voting Stock subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 17, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address of each person or entity in the following table is c/o TOMI Environmental Solutions, Inc., 8430 Spires Way, Frederick, Maryland 21701.

	Shares Beneficially Owned				% of Total
	Common Stock		Series A Preferred Stock		Voting
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class	Power(1)
5% Shareholders:
Lau Sok Huy(2)	2,170,139	11.0%	—	—	11.0%

Named Executive Officers and Directors:
Halden S. Shane(1)(3)	4,052,664	19.23%	63,750	100.0%	19.47%
Elissa J. Shane(4)	437,664	2.19%	—	—	2.21%
Nick Jennings(5)	79,019	*	—	—	*
Walter C. Johnsen(6)	68,750	*	—	—	*
Kelly J. Anderson(7)	68,750	*	—	—	*
Lim Boh Soon(8)	123,774	*	—	—	*
Executive Officers and Directors as a Group(9)	4,830,620	24.44%	—	—	24.36%

____________________

*Denotes ownership of less than 1%.

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(1)

Percentage of total voting power represents voting power with respect to all shares of our Common Stock and Series A Preferred Stock, as a single class. The holders of Common Stock and Series A Preferred Stock are each entitled to one vote per share.

(2)	Based on Form 3 filed with the SEC by Lau Sok Huy on January 24, 2018.

(3)

Consists of: (i) 2,555,164 shares of Common Stock held of record by Dr. Shane; (ii) 187,500 shares of Common Stock held of record by the Shane Family Trust; (iii) 125,000 shares of Common Stock held of record by Belinha Shane; and (iv) 1,310,000 shares of Common Stock issuable upon the exercise of warrants and options to purchase Common Stock held by Dr. Shane that are exercisable or will become exercisable within 60 days of October 17, 2022. Dr. Shane is a co-trustee of the Shane Family Trust and may be deemed to share voting and investment power over the securities held by the trust. Belinha Shane is Dr. Shane’s wife. Dr. Shane disclaims ownership of such shares held by his wife, except to the extent of his pecuniary interest.

(4)

Consists of: (i) 236,414 shares of Common Stock held of record by Ms. Shane; and (ii) 201,250 shares of Common Stock issuable upon the exercise of warrants and options to purchase Common Stock held by Ms. Shane that are exercisable or will become exercisable within 60 days of October 17, 2022.

(5)

Consists of: (i) 26,519 shares of Common Stock held of record by Mr. Jennings; and (ii) 52,500 shares of Common Stock issuable upon the exercise of warrants and options to purchase Common Stock held by Mr. Jennings that are exercisable or will become exercisable within 60 days of October 17, 2022.

(6)

Consists of: (i) 68,750 shares of Common Stock held of record by Mr. Johnsen; and (ii) 3,125 shares of Common Stock issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days of October 17, 2022.

(7)

Consists of: (i) 68,750 shares of Common Stock held of record by Ms. Anderson; and (ii) 3,125 shares of Common Stock issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days of October 17, 2022.

(8)	Consists of 123,774 shares of Common Stock held of record by Dr. Lim.

(9)

Consists of: (i) 3,260,620 shares of Common Stock; (ii) 1,150,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock; and (iii) 420,000 shares of Common Stock issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days of October 17, 2022.

Change in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Legal Proceedings

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater shareholder, or any associate or any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by our named executive officers for the years ended December 31, 2021 and 2020, respectively. We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option / Warrant Awards ($)(1)		All Other Compensation ($)		Total ($)
Halden S. Shane	2021	500,000	50,000	(6)	—	—		314,500	(3)	864,500
Chief Executive Officer and Chairman of the Board(2)	2020	400,833	—		—	2,835,090	(2)	—		3,235,923
Elissa J. Shane(6)	2021	270,000	30,000	(6)				13,500	(4)	313,500
Chief Operating Officer	2020	226,083	40,000	(6)	—	226,950	(4)	13,500	(4)	506,533
Nick Jennings(6)	2021	175,000	20,000	(6)	—	—		—		195,000
Chief Financial Officer	2020	165,225	50,000	(6)	—	24,846	(5)	—		240,071

____________________

(1)

The amounts shown in this column represent the aggregate grant date fair value of stock, option and/or warrant award, as applicable, granted during the year computed in accordance with FASB ASC Topic 718. See Note 2 of the notes to our audited consolidated financial statements contained in this Annual Report on Form 10-K for a discussion of valuation assumptions made in determining the grant date fair value of the awards.

(2)

During the year ended December 31, 2020, we issued Dr. Shane five and ten-year warrants to purchase an aggregate of 543,750 shares of common stock as executive compensation. The exercise price of the warrants range was $1.20-6.95 per share, based on the three-day trailing VWAP on the date of issuance. Utilizing the Black-Scholes pricing model, we determined the fair value of the warrants issued to Dr. Shane was approximately $2,835,000, with the following assumptions: volatility, 136%-173%; expected dividend yield, 0%; risk free interest rate, 0.67%-1.64%; and a life of 5-10 years. The grant date fair value of each share of common stock underlying the warrants range was $1.04-6.99. We recognized equity-based compensation to Dr. Shane of approximately $2,835,000 on the warrants during the year ended December 31, 2020 pursuant to an employment agreement. Please refer to Item 11 Employment Agreements for additional details of Dr. Shane’s annual compensation.

(3)

On February 11, 2021, we agreed to amend (the “Warrant Amendment”) the warrant to purchase 125,000 shares of common stock, par value $0.01 (the “Common Stock”), issued to Dr. Halden S. Shane on February 11, 2014 (the “Warrant”), to provide us with an option to repurchase the Warrant from Dr. Shane at a negotiated price. In connection with the Warrant Amendment, we repurchased the warrant from Dr. Shane (the “Repurchase”) for an aggregate cash consideration of $314,500, representing a 15% discount of the net exercise cash value of the Warrant, which was calculated using the closing price of the Common Stock on the Nasdaq on February 11, 2021 of $5.36, less the exercise price of the warrants in the amount of $2.40. The Warrant Amendment and the Repurchase was considered, approved and adopted by a disinterested majority of Our board of directors. The $314,500 is included as other compensation.

(4)

During the year ended December 31, 2020, we issued Ms. Shane a ten-year warrant to purchase an aggregate of 6,250 shares of common stock as executive compensation. The exercise price of the warrant was $4.00 per share. Utilizing the Black-Scholes pricing model, we determined the fair value of the warrants issued to Ms. Shane was approximately $25,000, with the following assumptions: volatility, 173%; expected dividend yield, 0%; risk free interest rate, 0.68%; and a life of 10 years. The grant date fair value of each share of common stock underlying the warrants was $4.00. During the year ended December 31, 2020, we issued Ms. Shane’s options to purchase an aggregate of 31,250 shares of common stock as executive compensation. The exercise price of the option was $7.06 per share. Utilizing the Black-Scholes pricing model, we determined the fair value of the option issued to Ms. Shane was approximately $202,000, with the following assumptions: volatility, 154%; expected dividend yield, 0%; risk free interest rate, 0.67%; and a life of 5 years. The grant date fair value of each share of common stock underlying the options was $6.47. In aggregate, we recognized equity-based compensation to Ms. Shane of approximately $227,000 on the options during the year ended December 31, 2020. The other compensation in the amount of $13,500 represents an auto allowance pursuant to Ms. Shane’s employment agreement. Please refer to Item 11 Employment Agreements for additional details of Ms. Shane’s annual compensation.

(5)

During the year ended December 31, 2020, we issued Mr. Jennings a ten-year warrant to purchase an aggregate of 6,250 shares of common stock as executive compensation. The exercise price of the warrant was $4.00 per share. Utilizing the Black-Scholes pricing model, we determined the fair value of the warrants issued to Mr. Jennings was approximately $25,000, with the following assumptions: volatility, 173%; expected dividend yield, 0%; risk free interest rate, 0.68%; and a life of 10 years. The grant date fair value of each share of common stock underlying the warrants was $4.00. We recognized equity-based compensation to Mr. Jennings of approximately $25,000 on the options during the year ended December 31, 2020. Please refer to Item 11 Employment Agreement for additional details of Mr. Jennings’ annual compensation.

(6)	In January 2022, the compensation committee approved cash bonuses to the COO and CFO which were paid in January 2022. The cash bonuses were accrued for as of December 31, 2021.

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In January 2022, the compensation committee approved cash bonuses to the COO and CFO which were paid in January 2022.  The cash bonuses were accrued for as of December 31, 2021.

Narrative Disclosure to Summary Compensation Table

Except as described below, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements providing for compensation as a result of the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Employment Agreements

We have entered into employment agreements with each of the named executive officers and generally include the named executive officer’s initial base salary and an indication of equity compensation opportunities.

Halden S. Shane

On September 22, 2020, we entered into a three-year employment agreement with Dr. Shane, effective October 1, 2020. The agreement provides for a base annual salary of $500,000. The agreement also provides for a signing bonus of 375,000 warrants. Dr. Shane is also entitled to a cash performance bonus and an annual issuance of an option to purchase 31,250 shares of common stock from the 2016 Plan at the discretion of the Board. The agreement also provides that we will reimburse Dr. Shane for the expenses associated with the use of an automobile up to $750 a month. The term of the agreement is three years.

In the event Dr. Shane is terminated as CEO as a result of a change in control, Dr. Shane will be entitled to a lump sum payment of two years’ salary at the time of such termination.

Elissa J. Shane

On October 1, 2020, we entered into an employment agreement with Elissa J. Shane, effective October 1, 2020. Pursuant to her employment agreement, Ms. Shane will receive an annual base salary of at least $270,000, subject to annual review and discretionary increase by the Compensation Committee of the Board. Ms. Shane is eligible to receive an annual cash bonus and other annual incentive compensation. The agreement originally provided for a grant of 93,750 warrants. Additionally, in connection with the execution of her employment agreement, on October 1, 2020, we issued Ms. Shane a warrant to purchase 93,750 shares of Common Stock at an exercise price of $6.17 per share. These provisions were subsequently amended to provide for the issuance to Ms. Shane of 31,250 options from the 2016 Equity Plan at the closing price of $7.06 on the date of grant in lieu of the warrant grant and the 93,750 warrants were cancelled. Ms. Shane acknowledged that the 31,250 options were in full consideration of the amount she was entitled to under the agreement. Her employment agreement also provides that we will reimburse Ms. Shane for reasonable and necessary business and entertainment expenses that she incurs in performing her duties. During the term of her employment, Ms. Shane will also be entitled to up to four weeks of paid vacation time annually, which will accrue up to six weeks, and to participate in our benefit plans and programs, including but not limited to all group health, life, disability and retirement plans. Ms. Shane is also entitled to the sum of $1,000 per month as a vehicle allowance. The initial term of her employment agreement is three years, which may be automatically extended for successive one-year terms, unless either party provides the other with 120 days’ prior written notice of its intent to terminate the agreement.

In the event Ms. Shane is terminated as COO as a result of a change in control, Ms. Shane will be entitled to a lump sum payment of one and a half years’ salary at the time of such termination.

Nick Jennings

On September 2, 2015, we entered into a new employment agreement with Mr. Jennings, which superseded his prior agreement, pursuant to which he continues to serve as our Chief Financial Officer. Mr. Jennings’ annual salary is $132,000, which is reviewed annually. On January 26, 2016, we issued Mr. Jennings a five-year warrant to purchase up to 12,500 shares of common stock at an exercise price of $4.40 per share. The agreement also provided for the issuance of an additional five-year warrant to purchase 12,500 shares of common stock in 2016, however, this provision was modified to grant a salary increase in lieu of the options. In October 2020, Mr. Jennings’ annual salary was increased to $175,000 per year. Mr. Jennings is also entitled to additional equity compensation based upon superior performance of his responsibilities, as determined by the Board in its sole discretion. The agreement also provides that we will reimburse Mr. Jennings for certain business and entertainment expenses. In the event of a change in control of the Company that results in his termination, Mr. Jennings will be entitled to a lump sum payment of one year’s salary and all equity awards will be accelerated and fully vested. In the event his employment is terminated other than for cause, Mr. Jennings will receive an amount equal to his annual salary as of such termination date after the second employment anniversary.

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table sets forth certain information with respect to outstanding warrants and options to purchase Common Stock previously awarded to our named executive officers as of December 31, 2021.

Name	Number of Securities Underlying Unexercised Warrants / Options Exercisable(1) (#)		Number of Securities Underlying Unexercised Warrants / Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Warrants (#)	Exercise Price(1)($)	Expiration Date
Halden S. Shane	31,250	(2)	—	—	$0.80	7/17/2022
	437,500	(3)	—	—	$0.96	12/22/2022
	31,250	(4)	—	—	$0.64	11/19/2023
	125,000	(5)	—	—	$0.80	1/26/2024
	156,250	(6)	—	—	$1.20	1/31/2025
	12,500	(7)	—	—	$4.00	4/24/2030
	375,000	(8)	—	—	$6.95	10/01/2030
Elissa J. Shane	12,500	(9)	—	—	$0.96	1/5/2023
	31,250	(10)	—	—	$0.88	1/03/2024
	12,500	(11)	—	—	$0.96	1/03/2025
	18,750	(12)	—	—	$0.85	1/15/2025
	6,250	(13)	—	—	$4.00	4/24/2030
	31,250	(14)	—	—	$7.06	10/1/2025
Nick Jennings	6,250	(15)	—	—	$0.80	1/26/2023
	6,250	(16)	—	—	$4.00	4/24/2030

____________________

(1)	Reflects the 1-for-8 reverse stock split of our Common Stock and Series A Preferred Stock effected on September 10, 2020.

(2)	Warrants vested on July 17, 2017 and have a term of five years.

(3)	Warrants vested on December 22, 2017 and have a term of five years.

(4)	Warrants vested on November 19, 2018 and have a term of five years.

(5)	Warrants vested on January 26, 2019 and have a term of five years.

(6)	Warrants vested on January 31, 2020 and have a term of five years.

(7)	Warrants vested on April 24, 2020 and have a term of ten years.

(8)	Warrants vested on October 01, 2020 and have a term of ten years

(9)	Options pursuant to the 2016 Plan vested on January 5, 2018 and have a term of five years.

(10)	Options pursuant to the 2016 Plan vested on January 3, 2019 and have a term of five years.

(11)	Options pursuant to the 2016 Plan vested on January 3, 2020 and have a term of five years.

(12)	Options pursuant to the 2016 Plan vested on January 15, 2020 and have a term of five years.

(13)	Warrants vested on April 24, 2020 and have a term of ten years.

(14)	Options pursuant to the 2016 Plan vested on October 01, 2020 and have a term of five years.

(15)	Options pursuant to the 2016 Plan vested on January 26, 2018 and have a term of five years.

(16)	Warrants vested on April 24, 3030 and have a term of ten years.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company Policies and Procedures

Although the Board has not adopted a written policy or procedure for the review, approval and ratification of related person transactions, the charter of the Audit Committee provides that the Audit Committee is responsible for reviewing and approving, on an ongoing basis, any proposed transaction with any related person for which disclosure and/or approval is required under applicable law, including pursuant to rules promulgated by the SEC. Currently, this review and approval requirement applies to any transaction to which we will be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers; (b) any director nominee; (c) any security holder who is known to us to own, of record or beneficially, five percent or greater of any class of our voting securities; or (d) any member of the immediate family (as defined in Item 404 of Regulation S-K) of any of the persons described in the foregoing clauses (a)–(c).

In the event that management becomes aware of any related party transaction, management will present information regarding such transaction to the Audit Committee for review and approval. In addition, the Audit Committee periodically reviews and considers with management the disclosure requirements relating to transactions with related persons and the potential existence of any such transaction.

Certain Relationships

Elissa J. Shane is our Chief Operating Officer and a director. She is the daughter of Halden S. Shane, our Chief Executive Officer and Chairman of the Board.

Transactions with Related Persons

None.

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EQUITY COMPENSATION PLAN INFORMATION

We currently maintain one compensation plan, the 2016 Equity Compensation Plan (the “2016 Plan”). The 2016 Plan was approved by the Board on January 29, 2016, and received shareholder approval on July 12, 2017. On December 30, 2020, we received shareholder approval to restate and amend the 2016 Equity Incentive Plan to increase the maximum number of shares of common stock authorized from issuance by 1,375,000, from 625,000 shares to 2,000,000.

The following table provides information as of December 31, 2021 with respect to compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	143,000	(2)	$2.66	1,599,000	(4)
Equity compensation plans not approved by security holders	940,625	(3)	$4.03	—
Total	1,073,125		$3.79	—

____________________

(1)	Reflects the 1-for-8 reverse stock split of our Common Stock and Series A Preferred Stock effected on September 10, 2020.

(2)	Prior to August 25, 2015, we granted awards under the 2008 Plan.

(3)	Represents shares of common stock usable upon the exercise of warrants issued to executive officers, employees, and consultants in exchange for services rendered.

(4)

On July 7, 2017, the 2016 Plan received shareholder approval, which permits the grant up to 625,000 shares of common stock. On December 30, 2020, we received shareholder approval to restate and amend the 2016 Equity Incentive Plan to increase the maximum number of shares of common stock authorized from issuance by 1,375,000 from 625,000 shares to 2,000,000.

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PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which consists of entirely independent directors, has selected Rosenberg Rich Baker Berman & Co. (“RRBB”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. In August 2021, we announced that our audit committee had approved the engagement of RRBB as our independent registered public accounting firm, replacing Wolinetz, Lafazan & Company, P.C., our prior independent registered public accounting firm.

Representatives of Rosenberg Rich Baker Berman & Co. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Rosenberg Rich Baker Berman & Co. as our independent registered public accounting firm to our shareholders for ratification as a matter of good corporate practice. No determination has been made as to what action the Board or the Audit Committee would take if shareholders do not ratify the appointment. Even if the appointment is ratified, however, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our shareholders.

Principal Accountant Fees and Services:

The following table shows the fees that were billed for audit and other services provided by Rosenberg Rich Baker Berman & Co. during the 2021 fiscal year:

For the Fiscal Years Ended December 31, 2021
Audit Fees(1)	$161,000
Total	$161,000

____________________

(1)

Audit fees represent the professional services rendered for the audit of our annual financial statements and the review of our financial statements included in quarterly reports, along with services normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures of the Audit Committee

Consistent with the rules and regulations promulgated by the SEC, the Audit Committee approves the engagement of our independent registered public accounting firm and is also required to pre-approve all audit and non-audit expenses. Prior to engaging its accountants to perform particular services, the Audit Committee obtains an estimate for the service to be performed. All of the services described above were approved by the Audit Committee in accordance with its procedure.

Vote Required

The affirmative vote of a majority of the shares virtually present or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 is required for the approval thereof. Abstentions will have the same effect as votes against this Proposal 2.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ROSENBERG RICH BAKER BERMAN & CO. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES REPORT

Fees Paid to Prior Independent Registered Public Accounting Firm

The following table shows the fees that were billed for audit and other services provided by the Company’s previous registered public accounting firm, Wolinetz, Lafazan & Company, P.C., during the 2020 fiscal year:

For the Fiscal Years Ended December 31,
2020
Audit Fees(1)	$138,000
Audit-Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—
Total	$138,000

____________________

(1)

Audit Fees- Audit fees represent the professional services rendered for the audit of our annual financial statements and the review of our financial statements included in quarterly reports, along with services normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees- Audit-related fees represent professional services rendered for assurance and related services by Wolinetz, Lafazan & Company, P.C. that were reasonably related to the performance of the audit or review of our financial statements that are not reported under audit fees.

(3)	Tax Fees- Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning.

(4)	All Other Fees- All other fees represent fees billed for products and services provided by Wolinetz, Lafazan & Company, P.C. other than the services reported for the other categories.

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OTHER MATTERS

The Board and management do not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the Proxy Holder will vote on such matters in accordance with his best judgment.

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SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at our principal executive offices no later than the close of business on Wednesday, June 21, 2023, in accordance with Rule 14a-8 promulgated under the Exchange Act. However, if the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s Annual Meeting, then, to be considered for inclusion in the Proxy Statement relating to next year’s annual meeting, notice of a shareholder proposal will need to be received by us in a reasonable amount of time before we begin to send our proxy materials for the 2023 annual meeting.

If a shareholder wishes to present a shareholder proposal at our next annual meeting that is not intended to be included in the Proxy Statement, we must receive such proposal within a reasonable time before we begin to print and send our proxy materials in connection with such annual meeting. Under Rule 14a-4(c) under the Exchange Act, which governs our use of discretionary proxy voting authority with respect to shareholder proposals that are not included in our proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act, if we do not receive the shareholder’s notice of intent to present such a proposal at our 2023 annual meeting within a reasonable time before we begin to print and send our proxy materials in connection with such annual meeting, then our management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the shareholders, without discussion of the matter in the Proxy Statement. However, if the date of our 2023 annual meeting is changed by more than 30 days from the anniversary of this year’s Annual Meeting, then notice will need to be received by us not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by us fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which we made the first public announcement of the date of such meeting.

In addition to satisfying the foregoing advance notice requirements under the bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than TOMI’s nominees for the 2023 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 2, 2023. However, if the date of the 2023 annual meeting of Stockholders is more than 30 calendar days before or more than 30 calendar days after the anniversary date of the 2022 annual meeting, such information must be provided by the later of the 60th day prior to such annual meeting and the 10th day following the public announcement of the date of such meeting.

Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our Proxy Statement. We reserve the right to exclude shareholder proposals pursuant to SEC rules, or if untimely. If a shareholder nominates a director candidate, in order for such nomination to be valid and acceptable, all information required to be provided under Regulation 14A under the Exchange Act and requested by the Board concerning such candidate must be furnished within a reasonable time prior to the above deadline for shareholder proposals.

All notices of intention to present a proposal at the 2023 annual meeting should be addressed TOMI Environmental Solutions, Inc., 8430 Spires Way, Frederick, Maryland 21701, Attention: Chief Executive Officer, and to ensure prompt receipt by us, such notices should be sent to us via certified mail, return receipt requested. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any shareholder proposal for next year’s annual meeting submitted after the deadlines described above will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote the proxies we receive. For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers deliver a single Proxy Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you currently receive multiple Proxy Statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request TOMI Environmental Solutions, Inc., 8430 Spires Way, Frederick, Maryland 21701, Attention: Chief Executive Officer, or by calling us at 1-800-525-1698.

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IMPORTANT

Your vote at this year’s Annual Meeting is important, no matter how many or how few shares of Voting Stock you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly.

Only your latest dated, signed proxy card will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

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